UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

TECHNOLOGY RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5250-140th Avenue North, Clearwater, Florida		33760
(Address of principal executive officers)		(Zip Code)

Registrant’s telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Summarized below are descriptions of the matters voted on at the Annual Meeting of Stockholders of Technology Research Corporation (the “Company”) held on August 5, 2010:

Proposal 1 – Election of Directors.

The results of the vote taken at the Annual Meeting for the election of directors of the Company to serve for a one year term expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Owen Farren	2,172,332	61,631	3,215,607
Gerry Chastelet	2,148,266	85,697	3,215,607
Paul J. Hoeper	2,172,225	61,738	3,215,607
Raymond V. Malpocher	2,166,858	61,705	3,215,607
Patrick M. Murphy	2,160,308	73,655	3,215,607
N. John Simmons, Jr.	2,160,995	72,968	3,215,607

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm.

The result of the vote taken at the Annual Meeting to ratify the appointment of Kirkland, Russ, Murphy & Tapp, P.A. to serve as the Company’s independent accountants for the fiscal year ending March 31, 2011 was as follows:

Votes For	Votes Against	Abstain
5,217,525	228,014	4,031

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: August 11, 2010	By:	/s/ Robert D. Woltil
	Name:	Robert D. Woltil
	Title:	Interim Chief Financial Officer